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                             AGREEMENT AMONG FILERS


      The undersigned filers (the "Filers") hereby agree as follows:

     WHEREAS, Vance, Teel & Company, Ltd. has purchased depositary units of limited partnership interest of Corporate Realty Income Fund I, L.P.; and

      WHEREAS, the Filers are obligated to file Statements on Schedule 13G with the United States Securities and Exchange Commission (the "SEC") to report their purchases of such securities;

      NOW,  THEREFORE,  the undersigned  hereby agree that a single Statement on
Schedule 13G be filed with the SEC on behalf of each of them.


Dated:  November 8, 2000                       VANCE, TEEL & COMPANY, LTD.

                                      BY:      VANCE CAPITAL CORPORATION,
                                               General Partner


                                      BY:      /s/ Robert F. Gossett, Jr.
                                               ---------------------------------
                                               Robert F. Gossett, Jr., Managing
                                               Director


Dated:  November 8, 2000                       VANCE CAPITAL CORPORATION


                                      BY:      /s/ Robert F. Gossett, Jr.
                                               ---------------------------------
                                               Robert F. Gossett, Jr., Managing
                                               Director


Dated:  November 8, 2000                       /s/ Robert F. Gossett, Jr.
                                               ---------------------------------
                                               Robert F. Gossett, Jr.


Dated:  November 8, 2000                       /s/ Pauline G. Gossett
                                               ---------------------------------
                                               Pauline G. Gossett